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                                   EXHIBIT 8.3

                Form of Amendment Number 3 to Custodian Agreement

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                              AMENDMENT NUMBER 3 TO
                               CUSTODIAN AGREEMENT


        Pursuant to the Custodian Agreement between State Street Bank and Trust Company and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 15, 1996, as amended by Amendment Number 1 to Custodian Agreement dated December 31, 1997 and Amendment Number 2 to Custodian Agreement dated April 22, 1998 (as amended, the "Agreement"), The Hartford Global Leaders Fund and The Hartford High Yield Fund are hereby included as additional Funds. All provisions in the Agreement shall apply to The Hartford Global Leaders Fund and The Hartford High Yield Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the day of , 1998.

                              STATE STREET BANK AND TRUST COMPANY

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                              By:
                              Title:

                              THE HARTFORD MUTUAL FUNDS, INC.
                              on behalf of:

                              The Hartford Global Leaders Fund
                              The Hartford High Yield Fund

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                              By:
                              Title: